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                                                                     EXHIBIT 5.1






                                                   July 24, 1998




Union Pacific Corporation
1717 Main Street, Suite 5900
Dallas, Texas  75201-4605

Union Pacific Capital Trust
1717 Main Street, Suite 5900
Dallas, Texas 75201-4605

                           Re:      Union Pacific Corporation
                                    Union Pacific Capital Trust
                                    Registration Statement on Form S-3


Ladies and Gentleman:

         We have acted as special counsel to Union Pacific Corporation, a Utah corporation (the "Company"), and Union Pacific Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Trust"), in connection with the preparation of a Registration Statement on Form S-3, as filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on May 1, 1998 and Amendment No. 1 thereto filed with the Commission on the date hereof (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Act"), of (i) 30,000,000 6 1/4% Convertible Preferred Securi ties (liquidation amount $50 per Trust Convertible Preferred Security) (the "Convert ible Preferred Securities") representing undivided preferred beneficial ownership interests in the assets of the Trust; (ii) Convertible Junior Subordinated Debentures due 2028 (the "Convertible Junior Subordinated Debentures") of the Company, which may be distributed under certain circumstances to the holders of the Convert-
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Union Pacific Corporation
Union Pacific Capital Trust
July 24, 1998
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ible Preferred Securities; (iii) the shares of common stock, par value $2.50 per share (the "Common Stock"), of the Company, issuable upon conversion of the Convertible Preferred Securities and the Convertible Junior Subordinated Debentures; and (iv) the Preferred Securities Guarantee of the Company (as defined below).

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Act.

         The Convertible Preferred Securities were issued pursuant to the Amended and Restated Declaration of Trust (the "Declaration"), dated as of April 1, 1998, among the Company, as sponsor, The Bank of New York, as property trustee (the "Property Trustee"), The Bank of New York (Delaware), as Delaware trustee (the "Delaware Trustee"), and L. White Mathews, III, Gary M. Stuart, and Joseph E. O'Connor, Jr. as trustees (together with the Property Trustee and the Delaware Trustee, the "Regular Trustees"). Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Registration Statement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of trust (the "Certificate of Trust") filed by the Delaware Trustee and the Regular Trustees with the Secretary of State of the State of Delaware on March 17, 1998;
(ii) the Declaration (including the designations of the terms of the Convertible Preferred Securities annexed thereto); (iii) a specimen of the Convertible Preferred Securities; (iv) the preferred securities guarantee agreement, dated as of April 1, 1998 (the "Preferred Securities Guarantee"), between the Company and The Bank of New York, as trustee; (v) a specimen of the Convertible Junior Subordinated Debentures, which were issued pursuant to an indenture dated as of April 1, 1998 (the "Indenture"), between the Company and The Bank of New York, as trustee; (vi) the Indenture; (vii) certain resolutions of the Board of Directors of the Company relating to the issuance of the Convertible Junior Subordinated Debentures and the shares of Common Stock issuable upon conversion thereof; and (viii) the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.


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Union Pacific Corporation
Union Pacific Capital Trust
July 24, 1998
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         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Trust (including the Company), we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and, except as set forth in paragraphs 2 and 3 below, that such documents constitute valid and binding obligations of such parties. We have also assumed that the performance by the Company of its obligations under the Indenture and the Preferred Securities Guarantee do not and will not violate or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule, or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers, trustees and other representatives of the Company, the Trust and others.

         Members of our firm are admitted to the Bar in the States of New York and Delaware, and we do not express any opinion with respect to the laws of any other jurisdiction.

         Based on and subject to the foregoing and to the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

                  1. The Convertible Preferred Securities have been duly authorized and validly issued by the Trust and, subject to the limitations set forth in the last sentence of this paragraph, are fully paid and non-assessable undivided beneficial interests in the assets of the Trust and under the Delaware Trust Act (Del. Code Ann., tit. 12,
         Section 3810 et seq.) and the terms of the Declaration, the holders of Convertible Preferred Securities, in such capacity, will be

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Union Pacific Corporation
Union Pacific Capital Trust
July 24, 1998
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         entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of the Convertible Preferred Securities may be obligated, pursuant to the Declaration, to provide
         (i) indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Convertible Preferred Securities and the issuance of replacement Convertible Preferred Securities and (ii) security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under such Declaration.

                  2. The Preferred Securities Guarantee is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

                  3. The Convertible Junior Subordinated Debentures are valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by
         (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and except to the extent that the waiver of stay or extension laws contained in Section 5.15 of the Indenture may be unenforceable.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm
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Union Pacific Corporation
Union Pacific Capital Trust
July 24, 1998
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under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,


/s/  Skadden, Arps, Slate, Meagher & Flom LLP